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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and
Stockholders of OYO Geospace Corporation:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-80003) of OYO Geospace Corporation of our report dated November 5, 1999 relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated November 5, 1999 relating to the financial statement schedule, which appears in this Annual Report on Form 10-K.



                                         /s/ PricewaterhouseCoopers LLP


December 7, 1999
Houston, Texas